Exhibit 99.1

Investor Relations:	October 24, 2012 - Southern Copper Corporation (NYSE and BVL: SCCO)

Raul Jacob (602) 264-1375 southerncopper@southernperu.com.pe www.southerncoppercorp.com

•      Nine months 2012 (“9M12”) net sales were $5,018.2 million, only 2.5% lower than the nine months 2011 (“9M11”), despite a decrease of 14% in the copper price.  This result was achieved by a 9.9% increase in copper sales volume and a 21.5% increase in silver sales volume from increased production.

•      EBITDA in 9M12 before extraordinary and non-recurrent expenses was $2,878.3 million (57.3% margin) and $848.8 million (54.7% margin) for the 3Q12. Including the one-time payment of court ordered legal fees, our EBITDA for the 9M12 was $2,562.1 million (51.1% margin), and $532.6 million (34.3% margin) in the 3Q12.

•       Net Income in 9M12 before extraordinary and non-recurrent expenses was $1,719.0 million (34% of sales) and $534.1 million (34.4% of sales) for the 3Q12. Including the payment of court ordered legal fees, our Net Income for the 9M12 was $1,402.8 million (28% of sales) and $217.9 million (14.0% of sales) for the 3Q12.

•       Copper mine production increased by 11.2% in the 9M12, compared with the 9M11, due to better ore grades and recoveries at all of our mines.  Total copper production in the 9M12 was 486,712 tons.  Molybdenum, silver and zinc production, our three major by-products, also increased by 1.5%, 9.6%, and 5.9%, respectively.

•       Operating cash cost per pound of copper before by-product credits was $1.77 per pound in 9M12, compared with $1.74 per pound in 9M11, an increase of only 1.7%.  Operating cash cost per pound, net of by-product credits was $0.65 in 9M12.

•       Capital expenditures were $258.2 million for 3Q12 and $665.9 million for 9M12. These include expenditures for our Buenavista expansion projects of $410.4 million in the 9M12.  We are on time and on budget with our expansion program and will continue with our aggressive approach to double our production.

•       As a result of a judgment issued by the Delaware Chancery Court with respect to our merger with Minera Mexico in 2005, we received $2.1 billion from Americas Mining Corporation (“AMC”), our majority shareholder, and we were ordered by the Court to pay legal fees of $316.2 million to the law firms representing the plaintiff in the litigation. This latter amount impacted our 3Q12 results as it is considered an expense.

•       In order to determine the appropriate quarterly dividend, it is the Company’s policy to review at each Board Meeting the capital investment plans, available cash resources and expected future cash flow generation from operations. This quarter, as a step toward achieving a more efficient capital structure and providing returns to all our shareholders, including the minority shareholders, our Board of Directors has decided to declare a dividend that consists of payment of approximately 100% of our 3Q12 net income and the cash contribution received from AMC in satisfaction of the Delaware court decision.  Therefore, the Board authorized a cash dividend of $2.75 per share payable on November 21, 2012, to shareholders of record at the close of business on November 8, 2012.

THIRD QUARTER AND NINE MONTH 2012 RESULTS	SOUTHERN COPPER

Commenting on the Company’s results, Mr. German Larrea, Chairman of the Board, said “We believe the world economies are getting prepared for a period of growth, particularly the emerging economies. So far in 2012 the developed economies have been sluggish, but despite this recent lackluster period, copper inventories have been declining, in fact over the past twelve months copper inventories have decreased 34.4%, which we believe demonstrates solid market fundamentals. We are prepared to take advantage of this situation.”

	Third Quarter					Nine Months
			Variance					Variance
	2012	2011	$		%	2012	2011	$		%
	(in millions except per share amount and %s)
Sales	$1,552.4	$1,745.9	(193.5)		(11.1)%	$5,018.2	$5,149.4	(131.2)		(2.5)%
Cost of sales	670.9	677.2	(6.3)		(0.9)%	2,060.7	2,110.1	(49.4)		(2.3)%
Legal fees damage award	316.2	—	316.2		100.0%	316.2	—	316.2		100.0%
Operating income	447.8	962.1	(514.3)		(53.5)%	2,296.3	2,723.6	(427.3)		(15.7)%
EBITDA(1)	532.6	1,033.2	(500.6)		(48.5)%	2,562.1	2,944.4	(382.3)		(13.0)%
EBITDA margin	34.3%	59.2%	(24.9	)pp	(42.0)%	51.1%	57.2%	(6.1	)pp	(10.7)%
Net income	$217.9	$663.0	$(445.1)		(67.1)%	$1,402.8	$1,799.5	$(396.7)		(22.0)%
Net income margin	14.0%	38.0%	(23.9	)pp	(63.0)%	28.0%	34.9%	(7.0	)pp	(20.0)%
Income per share	$0.26	$0.78	$(0.52)		(67.0)%	$1.65	$2.10	$(0.45)		(21.4)%
Capital expenditures	258.2	153.4	104.8		68.3%	665.9	337.0	328.9		97.6%
Exploration	12.5	9.7	2.8		28.9%	33.8	25.0	8.8		35.2%

Delaware Judgment

The Company received $2.1 billion in connection with the Delaware Court’s judgment on the derivative lawsuit relating to the Minera Mexico transaction dating back to 2005.  However, in the same decision, Chancellor Strine awarded $316 million in compensation payable by the Company to the attorneys that initiated the litigation.  After giving effect to the investment by AMC in our capital structure, the net benefit to the minority shareholders of the judgment was $399 million, which means that the attorneys received an amount equivalent to 80% of the net benefit to the minority shareholders derived from the case.

As has been reported before, our majority shareholder appealed the decision of the Delaware Chancery Court and reported its disagreement with the merits of such decision, including its view that such decision failed to give credit to the fact that the Company had been led by a committee of independent directors who were in turn advised by independent counsel and investment bankers of the highest level of expertise and reputation for transactions of that type, and that 90% of the shareholders of the Company voted in favor of the transaction.

Production

Copper.-In 3Q12 copper mine production increased by 3.0% to 160,379 tons compared with 155,689 tons in the 3Q11. This increase was the result of higher production at the Cuajone, La Caridad and Buenavista mines, which increased production by 14.3%, 1.6% and 2.6%, respectively, as result of higher ore grades and recoveries.

(1) http://www.southerncoppercorp.com/ENG/invrel/Pages/PGEbitda.aspx

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THIRD QUARTER AND NINE MONTH 2012 RESULTS	SOUTHERN COPPER

Molybdenum.-Molybdenum production decreased by 6.8% in 3Q12 from 3Q11 due to lower production at the Toquepala mine (-38.4%) partially offset by higher production at La Caridad (+7.8%) and Cuajone (+11.8%) mines, due to higher grade and recovery.

Silver.-Silver mine production increased 2.3% in 3Q12 from 3Q11, principally as a result of higher production at our Cuajone (+23.7%), Buenavista (+14.6%) and La Caridad (+9.1%) mines.

Zinc.-Production increased 1.1% in 3Q12 from 3Q11, mainly as a result of higher grades and recoveries, and gradual production recovery at the Santa Eulalia mine after the flooding problems of prior years are being resolved.

Capital Expenditures

Buenavista Projects.-The Quebalix project has an overall progress of 98.9%. In October 2012 the Company started the final testing as part of the project commissioning and expects to start operations by November 2012.  Through September 30, 2012 we have invested $71 million of a total cost of $77 million budgeted. This investment consists of a crushing, conveying and spreading system that improves the SXEW copper production by increasing recovery and reducing the required time to extract copper from mineral.

The SXEW III Project, also at the Buenavista mine, is moving forward.  Plant equipment from Tia Maria will allow us to increase the annual plant capacity from 88,000 tons to 120,000 tons.  Overall progress of the project at the end of September is 32.8%.  The new plant should begin operating in the first half of 2014 and has a total budget cost of $444 million.  Through September 30, 2012, the Company has spent $126.3 million

The construction of a molybdenum plant for the current concentrator is at 65.9% of progress and through September 30, 2012, the Company has spent $9.2 million of the $38.2 million of total budget cost. The project is expected to begin operations in the 1Q13.  It is expected to produce annually 2,000 tons of molybdenum contained in concentrate.

The Buenavista mining expansion project includes mine equipment acquisition and a new concentrator with an estimated annual production capacity of 188,000 tons of copper and an additional 2,600 tons of molybdenum.  This project has a capital budget of $1.4 billion and it is expected to begin operation by the first half of 2015.  Regarding mine equipment, through September 30, 2012, we have received 2 of the 5 shovels, 27 of the 41 trucks and the 5 drills acquired.  Basic engineering for the new concentrator is completed and detailed engineering and equipment acquisition are moving forward as scheduled.  The bidding process for the steel structure and earthmoving equipment was conducted.  Overall progress of the project at September 30, 2012 is 27.7%.

Angangueo.-Basic and detailed engineering are moving forward as scheduled to develop this underground polymetallic deposit in Michoacan, Mexico.  With an estimated investment of $131 million, Angangueo will have potential annual production of 10,400 tons of copper, 3 million ounces of silver, 9,700 tons of zinc, and 3,900 tons of lead.  The project is scheduled to begin production in the first half of 2015.

Toquepala Projects.-  Through September 30, 2012, we have spent $220.0 million.  These expenditures include a new crusher and a conveyor belt system to replace rail hauling and other costs, which will allow for future savings.

Cuajone Projects.-As of September 30, 2012, the Company has spent $122.2 million on two projects related to this unit’s production plans:  the Variable Cut-off Ore Grade project and the High Pressure Grinding Rolls (“HPGR”) project.  Current production is showing the initial benefits of the variable cut-off project. Both projects will be at full capacity by the 3Q13, adding an estimated average of 22,000 tons of copper and 700 tons of molybdenum to Cuajone’s annual production.

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THIRD QUARTER AND NINE MONTH 2012 RESULTS	SOUTHERN COPPER

Tia Maria.-We continue to work on a new EIA study that will address recent government guidance on these studies, in order to reach an agreement that is mutually satisfactory to all parties.

Tantahuatay.-This mine, in which we hold a 44.2% interest, is located in Cajamarca, in northern Peru.  In the 9M12, we have recognized $38.2 million in earnings (see caption Equity earnings of affiliate, on our Statement of Earnings) for our share of the net income of the mine.

Conference Call

The Company’s third quarter earnings conference call will be held on Wednesday, October 24, 2012, beginning at 2:00 P.M. — EST (1:00 P.M. Lima and Mexico City).

To participate:

Dial-in number:	888-424-8151 in the U.S.
847-585-4422 outside the U.S.
Raul Jacob, Chief Financial Officer — Peruvian Operations and Investor Relations

Conference ID:	9063874 and “Southern Copper Third Quarter and Nine Month 2012 Results”

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THIRD QUARTER AND NINE MONTH 2012 RESULTS	SOUTHERN COPPER

Average Metal Prices

	LME Copper ($/lb.)	COMEX Copper ($/lb.)	Molybdenum ($/lb.)	Zinc ($/lb.)	Silver ($/oz.)	Gold ($/oz.)
1Q 2012	3.77	3.78	14.10	0.92	32.69	1,690.84
2Q 2012	3.57	3.55	13.65	0.87	29.45	1,610.76
3Q 2012	3.50	3.53	11.67	0.86	30.05	1,654.80
9M 2012	3.61	3.62	13.14	0.88	30.73	1,652.13

1Q 2011	4.38	4.39	17.17	1.09	31.74	1,384.38
2Q 2011	4.15	4.16	16.50	1.02	38.42	1,504.30
3Q 2011	4.08	4.07	14.44	1.01	38.76	1,700.16
4Q 2011	3.40	3.41	13.20	0.86	31.81	1,685.50
9M 2011	4.20	4.20	16.04	1.04	36.30	1,529.61
Average 2011	4.00	4.01	15.33	0.99	35.18	1,568.58

Variance: 3Q12 vs. 2Q12	(2.0)%	(0.6)%	(14.5)%	(1.1)%	2.0%	2.7%
Variance: 3Q12 vs. 3Q11	(14.2)%	(13.3)%	(19.2)%	(14.9)%	(22.5)%	(2.7)%
Variance 9M12 vs. 9M11	(14.0)%	(13.8)%	(18.1)%	(15.4)%	(15.3)%	8.0%

Source:  Silver — COMEX; Gold and Zinc — LME; Molybdenum — Metals Week Dealer Oxide

Production and Sales

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	%	2012	2011	%
Copper (tons)
Mined	160,379	155,689	3.0%	473,880	426,124	11.2%
3rd party concentrate	6,383	7,096	(10.0)%	12,832	42,936	(70.1)%
Smelted	117,727	138,134	(14.8)%	410,563	406,950	0.9%
Refined	131,102	144,965	(9.6)%	412,092	414,266	(0.5)%
Rod	29,735	24,875	19.5%	89,644	79,538	12.7%
Sales	156,013	155,775	0.2%	480,355	436,958	9.9%

Molybdenum (tons)
Mined	4,461	4,787	(6.8)%	13,771	13,563	1.5%
Sales	4,468	4,779	(6.5)%	13,718	13,627	0.7%

Zinc (tons)
Mined	21,767	21,537	1.1%	66,586	62,898	5.9%
Refined	18,540	19,678	(5.8)%	67,440	68,023	(0.9)%
Sales	18,451	19,839	(7.0)%	66,867	68,283	(2.1)%

Silver (000s ounces)
Mined	3,327	3,252	2.3%	10,261	9,362	9.6%
Refined	3,351	3,039	10.3%	10,462	9,155	14.3%
Sales	4,269	3,757	13.6%	12,375	10,187	21.5%

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THIRD QUARTER AND NINE MONTH 2012 RESULTS	SOUTHERN COPPER

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	VAR %	2012	2011	VAR %
	(in millions, except per share amount)

Net sales:	$1,552.4	$1,745.9	(11.1)%	$5,018.2	$5,149.4	(2.5)%
Operating cost and expenses:
Cost of sales (exclusive of depreciation, amortization, and depletion shown separately below)	670.9	677.2	(0.9)%	2,060.7	2,110.1	(2.3)%
Selling, general and administrative	23.7	24.4	(2.9)%	74.5	74.7	(0.3)%
Legal fees related to damage award	316.2	—	100.0%	316.2	—	100.0%
Depreciation, amortization and depletion	81.3	72.5	12.1%	236.7	216.0	9.6%
Exploration	12.5	9.7	28.9%	33.8	25.0	35.2%
Total operating costs and expenses	1,104.6	783.8	40.9%	2,721.9	2,425.8	12.2%

Operating income	447.8	962.1	(53.5)%	2,296.3	2,723.6	(15.7)%

Interest expense, net of capitalized interest	(29.6)	(46.8)	(36.8)%	(118.2)	(140.3)	(15.8)%
Gain on sale of investment	—	—	—	18.2	—	100.0%
Other income (expense)	3.5	(1.4)	(350.0)%	10.9	4.8	128.0%
Interest income	3.8	3.6	5.6%	11.2	9.8	14.3%
Income before income tax	425.5	917.5	(53.6)%	2,218.4	2,597.9	(14.6)%
Income taxes	(219.8)	(252.5)	(13.0)%	(848.5)	(792.5)	7.1%
Net income before equity earnings of affiliate	205.7	665.0	(69.1)%	1,369.9	1,805.4	(24.1)%
Equity earnings of affiliate	13.6	—	100.0%	38.2		100.0%
Net Income	219.3	665.0	(67.0)%	1,408.1	1,805.4	(22.0)%

Less: Net income attributable to non-controlling interest	1.4	2.0	(30.0)%	5.3	5.9	(10.2)%

Net Income attributable to SCC	$217.9	$663.0	(67.1)%	$1,402.8	$1,799.5	(22.0)%
Per common share amounts (*):
Net income attributable to SCC common shareholders — basic and diluted	$0.26	$0.78	(67.0)%	$1.65	$2.10	(21.4)%
Dividends paid	$0.24	$0.61	(60.9)%	$1.31	$1.74	(25.0)%

Weighted average shares outstanding (Basic and diluted)	848.4	852.3		849.3	856.2

(*) Number of shares and per share amounts have been retroactively adjusted in the financial statements to reflect the effect of the 9.0 million shares paid as stock dividend on February 28, 2012.

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THIRD QUARTER AND NINE MONTH 2012 RESULTS	SOUTHERN COPPER

Southern Copper Corporation

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	September 30,	December 31,	September 30,
	2012	2011	2011
		(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,157.8	$848.1	$1,243.1
Short-term investments	379.7	522.0	535.8
Accounts receivable	760.5	883.6	807.8
Damage award receivable	2,108.2	—	—
Inventories	646.4	651.9	603.3
Other current assets	236.9	196.0	120.6
Total current assets	5,289.5	3,101.6	3,310.6

Property, net	4,856.2	4,419.9	4,219.9
Leachable material, net	217.9	123.0	94.2
Intangible assets, net	109.5	110.3	110.8
Deferred income tax	168.9	145.3	102.3
Other assets	199.8	162.6	161.8
Total assets	$10,841.8	$8,062.7	$7,999.6

LIABILITIES
Current liabilities:
Current portion of long-term debt	10.0	10.0	10.0
Accounts payable	427.5	443.1	343.9
Accrued legal fees related to damage award	316.2	—	—
Income taxes	—	182.5	136.5
Deferred income taxes	39.9	39.9	11.5
Accrued workers’ participation	213.9	245.1	204.1
Other accrued liabilities	96.4	72.3	90.2
Total current liabilities	1,103.9	992.9	796.2

Long-term debt	2,731.2	2,735.7	2,740.6
Deferred income taxes	219.1	125.2	119.8
Other liabilities	122.0	110.6	151.4
Asset retirement obligation	64.5	62.0	61.6
Total non-current liabilities	3,136.8	3,033.5	3,073.4

EQUITY
Stockholders’ equity:
Common stock	3,327.9	1,048.2	1,048.7
Treasury stock	(902.6)	(897.8)	(883.7)
Accumulated comprehensive income	4,151.9	3,864.9	3,944.3
Total stockholders’ equity	6,577.2	4,015.3	4,109.3
Non-controlling interest	23.9	21.0	20.7
Total equity	6,601.1	4,036.3	4,130.0

Total Liabilities and equity	$10,841.8	$8,062.7	$7,999.6

As of September 30, 2012, December 31, 2011 and September 30, 2011 there were 846.0 million, 850.0 million and 850.6 million shares outstanding, respectively.

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THIRD QUARTER AND NINE MONTH 2012 RESULTS	SOUTHERN COPPER

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
	(in millions)

OPERATING ACTIVITIES
Net income	$219.3	$665.1	$1,408.2	$1,805.3
Depreciation, amortization and depletion	81.3	72.5	236.6	216.0
Cash used for operating assets and liabilities	293.6	231.3	70.4	(317.4)
Other, net	67.9	(90.9)	44.3	(108.2)
Net cash provided from operating activities	662.1	878.0	1,759.5	1,595.7

INVESTING ACTIVITIES
Capital expenditures	(258.2)	(153.4)	(665.9)	(337.0)
Sale (purchase) of short-term investment, net	(5.9)	(310.3)	142.3	(459.6)
Other, net	—	(16.8)	23.5	(23.9)
Net cash used for investing activities	(264.1)	(480.5)	(500.1)	(820.5)

FINANCING ACTIVITIES
Debt repaid		—	(5.0)	(10.3)
Dividends paid	(203.7)	(522.6)	(813.9)	(1,491.7)
Distributions to non-controlling interest	(0.5)	(1.4)	(2.2)	(4.9)
SCC common shares buyback	(99.2)	(110.3)	(132.1)	(258.3)
Other	0.1	1.5	0.5	1.0
Net cash used for financing activities	(303.3)	(632.8)	(952.7)	(1,764.2)

Effect of exchange rate changes on cash	(16.3)	24.6	3.0	39.5

Increase (decrease) in cash and cash equivalents	78.4	(210.7)	309.7	(949.5)

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THIRD QUARTER AND NINE MONTH 2012 RESULTS	SOUTHERN COPPER

Company Profile

Southern Copper Corporation is one of the largest integrated copper producers in the world and we believe we currently have the largest copper reserves in the industry.  The Company is a NYSE and Lima Stock Exchange listed company that is 81.3% owned by Grupo Mexico, a Mexican company listed on the Mexican stock exchange.  The remaining 18.7% ownership interest is held by the international investment community.  The Company operates mining units and metallurgical facilities in Mexico and Peru and conducts exploration activities in Argentina, Chile, Ecuador, Mexico and Peru.

SCC Corporate Address

USA

1440 E Missouri Ave, Suite 160

Phoenix, AZ 85014, U. S. A.

Phone: (602) 264-1375

Fax: (602) 264-1397

Mexico

Campos Eliseos N° 400

Colonia Lomas de Chapultepec

Delegación Miguel Hidalgo

C.P. 11000 - MEXICO

Phone: (5255) 1103-5000

Fax: (5255) 1103-5567

Peru

Av. Caminos del Inca 171

Urb. Chacarilla del Estanque

Santiago de Surco

Lima 33 — PERU

Phone: (511) 512-0440

Fax: (511) 512-0492

###

This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made.  These factors include those listed in the Company’s most recently filed quarterly reports on Form 10-Q and annual report on Form 10-K.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

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